Exhibit 99

FOR RELEASE –– APRIL 28, 2014

Corning Announces First-Quarter Financial Performance

Sixth consecutive quarter of year-over-year core earnings growth

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its results for the first quarter of 2014.

First-Quarter Performance Highlights
•	Core sales grew to $2.4 billion*, a 32% increase on a year-over-year basis. Net sales (GAAP) were $2.3 billion, a 26% increase on a year-over-year basis.
•	Core earnings per share were $0.31 per share*, an increase of 7% over the first quarter last year and better than expected. GAAP earnings per share were $0.20.
•	Core sales in the Display Technologies segment increased 58% from the year-ago period, resulting primarily from the recent consolidation of Corning Precision Materials Co., Ltd.
•	Sales in the Optical Communications segment increased 26% from the year-ago period.
•	Environmental Technologies segment sales increased 21% on a year-over-year comparison.

Quarter-One Financial Comparisons
In millions, except percentages and per-share amounts

	Core Performance*
	Q1 2014	Q1 2013	% Change
Core Net Sales	$2,389	$1,814	32%
Core Equity Earnings	$61	$180	(66%)
Core Earnings	$461	$431	7%
Core Earnings EPS	$0.31	$0.29	7%

	GAAP
	Q1 2014	Q1 2013	% Change
Net Sales	$2,289	$1,814	26%
Equity Earnings	$86	$173	(50%)
Net Income	$301	$494	(39%)
EPS	$0.20	$0.33	(39%)

*These are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen foreign exchange rate, as well as other items that do not reflect ongoing operations of the company. See “Use of Non-GAAP Financial Measures” section of attached Form 8-K for details on core performance measures.

Corning Announces First-Quarter Financial Performance
Page Two

“We are continuing our trend of core earnings improvement with our first-quarter performance. This represents our sixth consecutive quarter of year-over-year core earnings growth,” Wendell P. Weeks, chairman, chief executive officer, and president, said. “Additionally, we have made terrific progress with the integration of Corning Precision Materials into our Display Technologies segment, and we have already realized benefits from the acquisition.

“We also had exceptional sales growth in our Optical Communications and Environmental Technologies segments, which exceeded our expectations. Optical Communications saw its greatest growth in North America, and our environmental business benefitted from strong demand for heavy-duty diesel emissions products,” he added.

First-Quarter Segment Results
Display Technologies segment core sales were $1 billion*, a 58% increase from core sales of $650 million* a year ago, primarily as a result of the consolidation of Corning Precision Materials during the quarter. Core earnings for the quarter declined 4% on a year-over-year basis. Total LCD glass volume grew by low single digits on a year-over-year basis. As anticipated, sequential LCD glass price declines in the quarter were higher than those in previous quarters.

Optical Communications segment sales were $593 million, a 26% increase from $470 million in quarter one 2013. The increase was driven primarily by continued strength in carrier network sales.

Environmental Technologies segment sales were $275 million, a 21% increase compared with $228 million in the first quarter last year. Net income was up 59% due primarily to increased sales and improved manufacturing efficiencies.

Sales in Corning’s Specialty Materials segment were $261 million, a slight increase from last year’s first-quarter results. Life Sciences segment sales were $210 million, also a slight increase over those of the year-ago period. Core equity earnings from Dow Corning Corporation increased 40% over first-quarter 2013 performance.

Core gross margin for the quarter was 44%*, an increase of one percentage point over the year-ago period.

During the quarter, Corning completed its $2 billion share repurchase program announced in April 2013 and began executing a new $2 billion share repurchase program, which became effective with the Corning Precision Materials acquisition. The new share repurchase program includes a $1.25 billion accelerated stock repurchase.

Corning ended the first quarter with $5.6 billion in cash and short-term investments.

Looking Forward
“The strong first-quarter performance across all our business units has given us momentum for the remainder of the year,” James B. Flaws, vice chairman and chief financial officer, said. “We are starting to benefit from the synergies we anticipated with the consolidation of Corning Precision Materials, and, as LCD price declines lessen, we expect improved results throughout the year.”

In the second quarter, Corning expects its LCD glass volume to be up by a high single-digit percentage sequentially. Price declines in the second quarter are expected to be significantly less than those in the first quarter.

Corning Announces First-Quarter Financial Performance
Page Three

Optical Communications segment second-quarter sales are expected to increase year-over-year by a mid-to-high single-digit percentage, driven by continued strong sales with carrier networks in North America and Europe, and by increasing demand for the company’s wireless solutions.

For the Environmental Technologies segment, second-quarter sales are anticipated to grow by a low-to-mid teen percentage on a year-over-year basis. Demand for Corning’s heavy-duty diesel emissions products is expected to remain strong, driven by new government emissions standards in Europe and China, and by renewed demand in North America.

Specialty Materials segment sales are expected to increase by 20% to 25% sequentially, driven by significant growth in Corning® Gorilla® Glass demand. The company believes that the customer inventory buildup, which occurred late in 2012 and impacted Gorilla Glass sales throughout 2013, has now worked its way through the supply chain.

Life Sciences segment sales are anticipated to be consistent with the year-ago performance.

“We continue to deliver on our goal to return value to shareholders through our share buyback program, growth across all of Corning’s segments, and successful execution on the synergies to be gained through the Corning Precision Materials integration. We feel good about our first-quarter results, and we are confident that we can deliver on our 2014 growth plan,” Flaws concluded.

Upcoming Investor Events
Corning will present at the Jefferies 2014 Global Technology Media and Telecom Conference in Miami, on May 7, 2014; the J.P. Morgan Technology, Media and Telecom Conference in Boston on May 20, 2014; the Sanford C. Bernstein’s 30th Annual Strategic Decision Conference in New York on May 29, 2014; and at the Bank of America Merrill Lynch 2014 Global Technology Conference in San Francisco on June 3, 2014.

First-Quarter Conference Call Information
The company will host a first-quarter conference call on Monday, April 28, at 8:30 a.m. ET. To participate, please call toll free (800) 230-1059 or for international access call (612) 332-1213 approximately 10-15 minutes prior to the start of the call. The host is ‘NICHOLSON’. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations and click “Investor Events” on the left. A replay will be available beginning at 11:00 a.m. ET and will run through 5 p.m. ET, Monday, May 12. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 323571. The webcast will be archived for one year following the call.

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to www.corning.com/investor_relations and clicking “Financial Reports” on the left. These reconciliations also accompany this news release.

Corning Announces First-Quarter Financial Performance
Page Four

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

About Corning Incorporated
Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics. Drawing on more than 160 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware & equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy, and metrology.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H. S. Nicholson
(607) 974-6716
nicholsoas@corning.com

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Three months ended March 31,
	2014	2013

Net sales	$2,289	$1,814
Cost of sales	1,354	1,044

Gross margin	935	770

Operating expenses:
Selling, general and administrative expenses	395	259
Research, development and engineering expenses	198	178
Amortization of purchased intangibles	8	7
Restructuring, impairment and other charges	17
Asbestos litigation charge	2	2

Operating income	315	324

Equity in earnings of affiliated companies	86	173
Interest income	12	2
Interest expense	(30)	(36)
Transaction-related gain, net	74
Other income, net	24	65

Income before income taxes	481	528
Provision for income taxes	(180)	(34)

Net income attributable to Corning Incorporated	$301	$494

Earnings per common share attributable to Corning Incorporated:
Basic	$0.21	$0.33
Diluted	$0.20	$0.33

Dividends declared per common share	$0.10	$0.09

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	Three months ended March 31,

	2014	2013

Net income attributable to Corning Incorporated	$301	$494

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(132)	(505)
Net unrealized gains on investments	13	7
Unamortized gains (losses) and prior service costs for postretirement benefit plans	9	(1)
Net unrealized (losses) gains on designated hedges	(4)	11
	(114)	(488)
Comprehensive income attributable to Corning Incorporated	$187	$6

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share amounts)

	March 31, 2014	December 31, 2013
Assets

Current assets:
Cash and cash equivalents	$4,968	$4,704
Short-term investments, at fair value	644	531
Total cash, cash equivalents and short-term investments	5,612	5,235
Trade accounts receivable, net of doubtful accounts and allowances - $32 and $28	1,588	1,253
Inventories	1,395	1,270
Deferred income taxes	321	278
Other current assets	697	855
Total current assets	9,613	8,891

Investments	1,976	5,537
Property, net of accumulated depreciation - $8,141 and $7,865	13,344	9,801
Goodwill and other intangible assets, net	1,665	1,542
Deferred income taxes	2,180	2,234
Other assets	766	473

Total Assets	$29,544	$28,478

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$468	$21
Accounts payable	732	771
Other accrued liabilities	846	954
Total current liabilities	2,046	1,746

Long-term debt	3,224	3,272
Postretirement benefits other than pensions	766	766
Other liabilities	1,789	1,483
Total liabilities	7,825	7,267

Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,667 million and 1,661 million	833	831
Additional paid-in capital – common stock	13,072	13,066
Retained earnings	11,465	11,320
Treasury stock, at cost; Shares held: 361 million and 262 million	(5,950)	(4,099)
Accumulated other comprehensive (loss) income	(70)	44
Total Corning Incorporated shareholders’ equity	21,650	21,162
Noncontrolling interests	69	49
Total equity	21,719	21,211

Total Liabilities and Equity	$29,544	$28,478

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended March 31,
	2014	2013
Cash Flows from Operating Activities:
Net income	$301	$494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	289	248
Amortization of purchased intangibles	8	7
Restructuring, impairment and other charges	17
Stock compensation charges	15	11
Equity in earnings of affiliated companies	(86)	(173)
Dividends received from affiliated companies	1,610	161
Deferred tax expense (benefit) provision	22	(30)
Restructuring payments	(11)	(16)
Employee benefit payments (in excess of) less than expense	(17)	15
Gains on translated earnings contracts	(2)	(24)
Changes in certain working capital items:
Trade accounts receivable	21	17
Inventories	(3)	(138)
Other current assets	28	(2)
Accounts payable and other current liabilities	(413)	(112)
Other, net	(42)	165
Net cash provided by operating activities	1,737	623

Cash Flows from Investing Activities:
Capital expenditures	(246)	(194)
Acquisitions of business, net of cash received	66
Investment in unconsolidated entities	(109)
Short-term investments – acquisitions	(445)	(291)
Short-term investments – liquidations	338	469
Premium on purchased collars		(107)
Realized gains on translated earnings contracts	89
Other, net	6	1
Net cash used in investing activities	(301)	(122)

Cash Flows from Financing Activities:
Retirement of long-term debt		(498)
Net repayments of short-term borrowings and current portion of long-term debt	(8)	(9)
Principal payments under capital lease obligations		(1)
Proceeds from issuance of commercial paper	418
Proceeds from issuance of preferred stock	400
Proceeds from the exercise of stock options	50	12
Repurchases of common stock for treasury	(1,901)
Dividends paid	(136)	(133)
Net cash used in by financing activities	(1,177)	(629)
Effect of exchange rates on cash	5	(63)
Net increase (decrease) in cash and cash equivalents	264	(191)
Cash and cash equivalents at beginning of period	4,704	4,988

Cash and cash equivalents at end of period	$4,968	$4,797
In the first quarter of 2014, Corning issued 1,900 shares of Preferred Stock to Samsung Display Co., Ltd. in connection with the acquisition of their equity interests in Samsung Corning Precision Materials Co., Ltd.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of GAAP basic and diluted earnings per common share (in millions, except per share amounts):
	Three months ended March 31,
	2014	2013
Net income attributable to Corning Incorporated	$301	$494
Less: Series A convertible preferred stock dividend	(21)
Net income available to common stockholders – basic	280	494
Net income available to common stockholders - diluted	$280	$494

Weighted-average common shares outstanding - basic	1,359	1,472
Effect of dilutive securities:
Stock options and other dilutive securities	11	9
Weighted-average common shares outstanding - diluted	1,370	1,481
Basic earnings per common share	$0.21	$0.33
Diluted earnings per common share	$0.20	$0.33

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):
	Three months ended March 31,
	2014	2013
Core net income attributable to Corning Incorporated	$461	$431
Less: Series A convertible preferred stock dividend	(21)
Core net income available to common stockholders - basic	440	431
Add: Series A convertible preferred stock dividend	21
Core net income available to common stockholders - diluted	$461	$431

Weighted-average common shares outstanding - basic	1,359	1,472
Effect of dilutive securities:
Stock options and other dilutive securities	11	9
Series A convertible preferred stock	97
Weighted-average common shares outstanding - diluted	1,467	1,481
Core basic earnings per common share	$0.32	$0.29
Core diluted earnings per common share	$0.31	$0.29

Use of Non-GAAP Financial Measures

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at non-GAAP amounts which we refer to as Core Performance measures.  We believe reporting Core Performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Net sales, gross margin, equity in earnings of affiliated companies, and net income are adjusted to exclude the impacts of changes in the Japanese yen, the impact of the purchased collars, average forward contracts and other yen-related transactions, acquisition-related costs, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments, and other items which do not reflect on-going operating results of the Company or our equity affiliates.  These measures are not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for U.S. GAAP reporting measures.  Detailed reconciliations are provided below outlining the differences between these non-GAAP measures and the most directly comparable GAAP measures.  Further explanation of the Company’s use of these non-GAAP financial measures is included at the end of this document.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended March 31, 2014
(Unaudited; amounts in millions, except per share amounts)

	Three months ended March 31, 2014
	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share
As reported	$2,289	$86	$481	$301	37.4%	0.20
Constant-yen (1)	100		82	61		0.04
Purchased collars and average forward contracts (2)			(2)	(10)		(0.01)
Acquisition-related costs (3)			48	40		0.03
Discrete tax items (4)				21		0.01
Asbestos settlement (5)			2	1
Restructuring, impairment and other charges (6)			17	15		0.01
Liquidation of subsidiary (7)				(3)
Equity in earnings of affiliated companies (8)		(25)	(25)	(24)		(0.02)
Gain on previously held equity investment (9)			(394)	(292)		(0.20)
Settlement of pre-existing contract (9)			320	320		0.22
Post-combination expenses (9)			72	55		0.04
Other items related to the acquisition of Samsung Corning Precision Materials (9)			(24)	(24)		(0.02)
Core Performance measures	$2,389	$61	$577	$461	20.1%	0.31

(1)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core net income from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)
Purchased collars, average forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average forward contracts, and excluding other yen-related transactions and the constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(4)
Discrete tax items:  This represents the removal of discrete adjustments attributable to changes in tax law and changes in judgment about the realizability of certain deferred tax assets.  This item also includes the income tax effects of adjusting from a GAAP tax rate to a core net income tax rate.

(5)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.
(6)	Restructuring, impairment and other charges.
(7)	Liquidation of subsidiary: The partial impact of non-restructuring related items due to the decision to liquidate a consolidated subsidiary that is not significant.
(8)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(9)
Impacts from the Acquisition of Samsung Corning Precision Materials: Pre-acquisition gains and losses on previously held equity investment and other gains and losses related to the Acquisition, including the impact of the withholding tax on a dividend from Samsung Corning Precision Materials.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended March 31, 2013
(Unaudited; amounts in millions, except per share amounts)

	Three months ended March 31, 2013
	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share
As reported	$1,814	$173	$528	$494	6.4%	0.33
Purchased collars (1)			(23)	(16)		(0.01)
Other yen-related transactions (1)			(19)	(13)		(0.01)
Hemlock Semiconductor operating results (2)		5	5	4
Hemlock Semiconductor non-operating results (2)		2	2	2
Acquisition-related costs (3)			18	13		0.01
Discrete tax items (4)				(54)		(0.04)
Asbestos settlement (5)			2	1
Core Performance measures	$1,814	$180	$513	$431	16.0%	0.29

(1)
Purchased collars, average forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average forward contracts, and excluding other yen-related transactions and the constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(2)
Results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor: In 2013, we excluded the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings beginning in 2012.  These events were primarily driven by the macro-economic environment.  Specifically, the negative impact of the determination by MOFCOM, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of asset write-offs, offset by the benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business.

(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(4)
Discrete tax items:  This represents the removal of discrete adjustments attributable to changes in tax law and changes in judgment about the realizability of certain deferred tax assets.  This item also includes the income tax effects of adjusting from a GAAP tax rate to a core net income tax rate.

(5)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended March 31, 2014 and 2013
(Unaudited; amounts in millions)

	Three months ended March 31, 2014				Three months ended March 31, 2013
	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses
As reported	$935	41%	$395	$198	$770	42%	$259	$178
Constant-yen (1)	83
Other yen-related transactions (2)					(6)
Acquisition-related costs (3)	30		(19)		12
Post-combination expenses (4)			(72)

Core Performance measures	$1,048	44%	$304	$198	$776	43%	$259	$178

(1)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core net income from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)
Purchased collars, average forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average forward contracts, and excluding other yen-related transactions and the constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(4)
Impacts from the Acquisition of Samsung Corning Precision Materials: Pre-acquisition gains and losses on previously held equity investment and other gains and losses related to the Acquisition, including the impact of the withholding tax on a dividend from Samsung Corning Precision Materials.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Display Technologies Segment
Three Months Ended March 31, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Three months ended March 31, 2014			Three months ended March 31, 2013			% Increase/decrease
	Net sales	Equity earnings	Net income	Net sales	Equity earnings	Net income	Net sales	Equity earnings	Net income

As reported	$929	$(9)	$209	$650	$133	$349	43%	(107)%	(40)%
Constant-yen (1)	100		63
Other yen-related transaction (2)			(56)			(13)
Acquisition-related costs (3)			35
Restructuring, impairment and other charges (4)			3
Equity in earnings of affiliated companies (5)		7	6
Impacts from the Acquisition of Samsung Corning Precision Materials (6)			63

Core Performance measures	$1,029	$(2)	$323	$650	$133	$336	58%	(102)%	(4)%

(1)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)
Purchased collars, average forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average forward contracts, and excluding other yen-related transactions and the constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(4)	Restructuring, impairment and other charges.
(5)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(6)
Impacts from the Acquisition of Samsung Corning Precision Materials: Pre-acquisition gains and losses on previously held equity investment and other gains and losses related to the Acquisition, including the impact of the withholding tax on a dividend from Samsung Corning Precision Materials.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Optical Communications Segment
Three Months Ended March 31, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Three months ended March 31, 2014		Three months ended March 31, 2013		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$593	$27	$470	$35	26%	(23)%
Acquisition-related costs (1)		2
Restructuring, impairment and other charges (2)		12
Liquidation of subsidiary (3)		(2)

Core Performance measures	$593	$39	$470	$35	26%	11%

(1)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(2)	Restructuring, impairment and other charges.
(3)	Liquidation of subsidiary: The partial impact of non-restructuring related items due to the decision to liquidate a consolidated subsidiary that is not significant.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Specialty Materials Segment
Three Months Ended March 31, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Three months ended March 31, 2014		Three months ended March 31, 2013		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$261	$31	$258	$39	1%	(21)%
Constant-yen (1)		(1)
Other yen-related transactions (2)		3
Acquisition-related costs (3)		(1)

Core Performance measures	$261	$32	$258	$39	1%	(18)%

(1)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)
Other yen-related transactions:  We have excluded the impact of other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Life Sciences Segment
Three Months Ended March 31, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Three months ended March 31, 2014		Three months ended March 31, 2013		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$210	$17	$207	$12	1%	42%
Acquisition-related costs (1)		4		12

Core Performance measures	$210	$21	$207	$24	1%	(13)%

(1)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Dow Corning Corporation
Three Months Ended March 31, 2014 and 2013
(Unaudited; amounts in millions)

	Equity Earnings
	Three months ended March 31, 2014	Three months ended March 31, 2013
As reported	$92	$35
Equity in earnings of affiliated companies (1)	(33)
Hemlock semiconductor operating results (2)		7

Core Performance measures	$59	$42

(1)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results in the silicone products business of Dow Corning, such as settlements under “take-or-pay” contracts.

(2)
Results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor: In 2013, we excluded the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings beginning in 2012.  These events were primarily driven by the macro-economic environment.  Specifically, the negative impact of the determination by MOFCOM, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of asset write-offs, offset by the benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business. Beginning in 2014, due to the stabilization of the polycrystalline silicon industry, we will no longer exclude the operating results of Hemlock Semiconductor.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended March 31, 2014 and 2013
(Unaudited; amounts in millions)

	Three months ended March 31, 2014	Three months ended March 31, 2013

Cash flows from operating activities	$1,737	$623

Less: Cash flows from investing activities	(301)	(122)

Plus: Short-term investments – acquisitions	445	291

Less: Short-term investments – liquidations	(338)	(469)

Free cash flow	$1,543	$323

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

Use of Non-GAAP Financial Measures

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at non-GAAP amounts which we refer to as Core Performance measures.  We believe reporting Core Performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Net sales, gross margin, equity in earnings of affiliated companies, and net income are adjusted to exclude the impacts of changes in the Japanese yen, the impact of the purchased collars, average forward contracts and other yen-related transactions, acquisition-related costs, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments, and other items which do not reflect on-going operating results of the Company or our equity affiliates.  These measures are not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for U.S. GAAP reporting measures.  Detailed reconciliations are provided below outlining the differences between these non-GAAP measures and the most directly comparable GAAP measures.  Further explanation of the Company’s use of these non-GAAP financial measures is included at the end of this document.

The following is an explanation of each adjustment that management excluded as part of these non-GAAP financial measures as well as reasons for excluding each item:

Items which we exclude from GAAP measures to arrive at Core Performance measures are as follows:

(1)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core net income from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)
Purchased collars, average forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average forward contracts, and excluding other yen-related transactions and the constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)
Results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor: In 2013, we excluded the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings beginning in 2012.  These events were primarily driven by the macro-economic environment.  Specifically, the negative impact of the determination by MOFCOM, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of asset write-offs, offset by the benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business. Beginning in 2014, due to the stabilization of the polycrystalline silicon industry, we will no longer exclude the operating results of Hemlock Semiconductor from core performance measures.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)
Discrete tax items:  This represents the removal of discrete adjustments attributable to changes in tax law and changes in judgment about the realizability of certain deferred tax assets.  This item also includes the income tax effects of adjusting from a GAAP tax rate to a core net income tax rate.

(6)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.
(7)	Restructuring, impairment and other charges.
(8)	Liquidation of subsidiary: The partial impact of non-restructuring related items due to the decision to liquidate a consolidated subsidiary that is not significant.
(9)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(10)
Impacts from the Acquisition of Samsung Corning Precision Materials: Pre-acquisition gains and losses on previously held equity investment and other gains and losses related to the Acquisition, including the impact of the withholding tax on a dividend from Samsung Corning Precision Materials.